Exhibit 99.1

Finjan to Host Shareholder Update Call on November 13, 2018

EAST PALO ALTO, CA – 11/06/18 -- Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, will host a shareholder update call to discuss its year-to-date performance.

•	The call will take place on Tuesday, November 13, 2018 at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time

•	Analysts, investors and other interested parties may access the conference call by dialing 1-855-327-6837

•	International callers can access the call by dialing 1-778-327-3988
An archived audio replay of the conference call will be available for 2 weeks beginning at 4:30 pm Pacific Time on November 13, 2018 and can be accessed by dialing 1-844-512-2921 and providing access code 10005163. International callers can access the replay by dialing 1-412-317-6671. The call will also be archived on Finjan's investor relations website.

ABOUT FINJAN
Established over 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan’s inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation.

Follow Finjan Holdings, Inc.:
Twitter: @FinjanHoldings
LinkedIn: linkedin.com/company/finjan
Facebook: facebook.com/FinjanHoldings/
Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan’s expectations and beliefs regarding Finjan’s licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2017, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Investor Contact:
Vanessa Winter | Director of Investor Relations, Finjan Holdings
Valter Pinto | KCSA Strategic Communications
(650) 282-3245 | investors@finjan.com